RULE 10F-3 PURCHASE

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Purchase

      Date       Par Value       Description                           Price

    06/18/03      3,000,000      Denver, CO Convention Center Hotel    105.591
                                 Series A
                                 4.00%  12/1/14
                                 XL Capital Insured


Dealer takedown $5.00 per thousand.

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Net Designate Order

                                      Par Value                    Commission

US Bank Piper Jaffray                $1,500,000                    $ 7,500
UBS Financial                           600,000                      3,000
Stifel Nicolaus                         300,000                      1,500
A.G. Edwards                            150,000                        750
G.K. Baum                               150,000                        750
R.B.C. Dain Rauscher                    150,000                        750
Harvestons                              150,000                        750
                                     $3,000,000                    $15,000

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